Exhibit e
                                              DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made as of this 9th day of September, 1999 (the "Agreement") by and between BT Insurance Funds Trust, a Massachusetts business trust (the "Trust") and Provident Distributors, Inc. (the "Distributor"), a Delaware corporation having its principal place of business at Four Falls Corporate Center, West Conshohocken, Pennsylvania 19428-2961.

         WHEREAS, the Trust is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Trust identified on Schedule A hereto (the "Funds") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Trust's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, the Trust desires to retain the Distributor as distributor for the Funds to provide for the sale and distribution of the Shares of the Funds identified on Schedule A to separate accounts of insurance companies and for such additional classes or series as the Trust may issue, and the Distributor is prepared to provide such services commencing on the date first written above.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.       Service as Distributor

1.1 The Distributor will act on behalf of the Trust for the distribution of the Shares covered by the Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"). In accordance with its duties as Distributor of the Shares under this Agreement, the Distributor has agreed to enter into participation agreements with insurance companies for the sale of Shares.

1.2      The  Trust  understands  that the  Distributor  is now,  and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Investment Entities. The Trust agrees that the Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Trust under this Section 1.2.

1.3 The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Trust's current prospectuses and statements of additional information and such other materials as the Trust shall provide or approve.

1.4 All activities by the Distributor and its employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or the National Association of Securities Dealers.

1.5 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Trust.

1.6 Whenever in its judgment such action is warranted by unusual market, economic or political conditions, the Trust may decline to accept any orders for, or make any sales of, the Shares until such time as the Trust deems it advisable to accept such orders and to make such sales.

1.7 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Trust and the Shares as the Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent.

1.8 The Trust represents to the Distributor that all Registration Statements and prospectuses filed by the Trust with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any Registration Statement and any prospectus and any statement of additional information relating to the Trust filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Trust by the Distributor or any affiliate of the Distributor, the Trust represents and warrants to the Distributor that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. The Trust shall promptly notify the Distributor of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement upon written notice to the Trust. The Trust shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         1.9 The Trust authorizes the Distributor to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of the Shares.

1.10 (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including reasonable attorneys' fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust by the Distributor or on behalf of the Distributor expressly for use in the Registration Statement, any Prospectuses or SAIs or any amendment or supplement thereof.

                  If any action is brought against the Distributor or any controlling person thereof with respect to which indemnity may be sought against the Trust pursuant to the foregoing paragraph, the Distributor shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. The Distributor or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Distributor or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust. Anything in this paragraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim of action effected without its written consent. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees or controlling persons in connection with the issue and sale of Shares in connection with the Registration Statement, Prospectuses or SAIs.

         (b) The Distributor agrees to indemnify and hold harmless the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, against any and all loss, liability, claim, damage and expense whatsoever (including reasonable attorneys' fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to alleged statements or alleged omissions or statements or omissions, if any, made in the Registration Statement, any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, in conformity with, written information furnished to the Trust by the Distributor or on behalf of the Distributor expressly for use in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof. In case any action shall be brought against the Trust or any other person so indemnified based upon the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each other person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) above.

         (c) Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

1.11 No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this Section 1.11 shall in any way restrict or have any application to or bearing upon the Trust's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Trust's Registration Statement, Declaration of Trust, or bylaws.

1.12 The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

         (a) of any  request  by the  SEC  for  amendments  to the  Registration
         Statement, prospectus or statement of additional information then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or statement of additional information then in effect or that requires the making of a change in such Registration Statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

         (d) of all  actions of the SEC with  respect to any  amendments  to any
         Registration   Statement,   prospectus   or  statement  of   additional
         information which may from time to time be filed with the SEC.

         For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

2.       Limitation of Liability.

         (a) Subject to the provisions of Section 1.10, the Distributor, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

          (b) Each party shall have the duty to mitigate damages for which the other party may become responsible.

         (c) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY HERETO, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

3.       Term

         (a) This Agreement shall become effective immediately upon the consummation of the acquisition of First Data Investor Services Group, Inc. by a subsidiary of PNC Bank Corp., which the parties anticipate to occur on or about December 1, 1999, and, unless sooner terminated as provided herein, shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Trust, provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on at least sixty days' written notice, by the Trust's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

         (b) In the  event a  termination  notice  is  given by the  Trust,  all
         expenses   associated  with  movement  of  records  and  materials  and conversion thereof will be borne by the Trust.

4.       EXCLUSION OF WARRANTIES

         THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE DISTRIBUTOR DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. THE DISTRIBUTOR DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

5.       Modifications and Waivers

         No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against the Distributor unless said writing is executed by a Senior Vice President, Executive Vice President or President of the Distributor. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

6.       No Presumption Against Drafter

         The Distributor and the Trust have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Trust and the Distributor, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

7.       Publicity

         Neither the Distributor nor the Trust shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

8.       Severability

         The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

9.       Force Majeure

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; or (iv) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

10.      Miscellaneous

         (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Distributor shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                                    To the Trust:

                          c/o BT Insurance Funds Trust
                                            Four Albany Street
                                            New York, New York 10006
                                            Attention:

                                    With a copy to:

                                            Burton Leibert, Esq.
                                            Willkie Farr & Gallagher
                                            153 East 53rd Street
                                            New York, New York 10022

                                    To the Distributor:

                          Provident Distributors, Inc.
                     Four Falls Corporate Center, 6th Floor
                                  West Conshohocken, Pennsylvania 19428-2961
                           Attention: Philip Rinnander

         (b) The laws of the State of New York, excluding the laws on conflicts of laws, and the applicable provisions of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of New York law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control.

         (c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which
                  collectively   shall  be   deemed  to   constitute   only  one
                  instrument.

         (d) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder.

11.      Confidentiality

(a) The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensers. The Trust and the Distributor shall exercise reasonable care to safeguard the confidentiality of the Confidential Information of the other. The Trust and the Distributor may each use the Confidential Information only to exercise its rights or perform its duties under this Agreement. Except as required by law, the Trust and the Distributor shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Trust and the Distributor may, however, disclose Confidential Information to its employees, auditors, counsel, regulatory authorities and others agreed to by the Trust and the Distributor who have a need to know the Confidential Information to perform work for the other, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed by its employees in breach of this Agreement. The Trust and the Distributor may also disclose the Confidential Information to independent contractors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this
Section 11. Notwithstanding the previous sentence, in no event shall either the Trust or the Distributor disclose the Confidential Information to any competitor of the other without specific, prior written consent.

         (b)      Proprietary Information means:

                  (i) any data or information that is completely sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or the Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

                  (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or the Distributor a competitive advantage over its competitors: and

                  (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

         (c) Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

         (d) Each Party acknowledges that breach of the restrictions on use, dissemination or disclosure of any Confidential Information would result in immediate and irreparable harm, and money damages would be inadequate to compensate the other Party for that harm. Each Party shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

12.      Binding Obligations

         The Trust and the Distributor agree that the obligations of the Trust under the Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust individually, but are binding only upon the assets and property of the Trust, as provided in the Declaration of Trust of the Trust dated January 19, 1996 as filed with the Commonwealth of Massachusetts. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Trust individually or to impose any liability on any of them or any shareholder of the Trust personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

13.      Entire Agreement

         This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

14.      Declaration of Trust

         The Distributor is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and the Distributor shall not seek satisfaction of any such obligation from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.

15.      Year 2000

         The Distributor's services hereunder shall be rendered, and its computer systems used in rendering such services shall operate and function, without any Year 2000 Error. The term "Year 2000 Error" means:

                  (a) any failure of the Distributor's systems to properly record, store, process, calculate or present calendar dates falling on and after (and, if applicable, spans of time including) January 1, 2000 as a result of the occurrence or use of data consisting of such dates;

                  (b) any failure of the Distributor's systems to calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, date integrity and performance, as such systems record, store, process, calculate and present calendar dates on or before December 31, 1999, or information dependent on or relating to such dates; or

                  (c) any loss of functionality or performance with respect to the introduction of records or processing of data containing dates falling on or after January 1, 2000.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                                     BT INSURANCE FUNDS TRUST



                                                     By: /s/Gerald J. Holland

                                                     Name: Gerald J. Holland

                                Title: President



                                                  PROVIDENT  DISTRIBUTORS, INC.



                                                     By: /s/Philip H. Rinnander

                                                     Name: Philip H. Rinnander

                                Title: President

                                                    SCHEDULE A
                                           to the Distribution Agreement
                                       between BT Insurance Funds Trust and
                                           Provident Distributors, Inc.


                                                   Name of Funds


                                                Managed Assets Fund
                                                  Small Cap Fund
                                             International Equity Fund
                                               Small Cap Index Fund
                                              EAFE Equity Index Fund
                                               Equity 500 Index Fund
                                                US Bond Index Fund

















BT INSURANCE FUNDS TRUST                       PROVIDENT DISTRIBUTORS, INC.


By: Gerald J. Holland                                By: /s/Philip H. Rinnander

Name: Gerald J. Holland                              Name: Philip H. Rinnander

Title: President                                     Title: President